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                                                                    Exhibit 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT

                              J. CREW GROUP, INC.

                               State of          Name Under Which
Name of Subsidiary             Incorporation     Subsidiary Does Business
------------------             -------------     ------------------------

J. Crew Operating Corp.        Delaware          J. Crew Operating Corp.
J. Crew Inc.                   New Jersey        J. Crew Inc.
ERL, Inc.                      New Jersey        ERL, Inc.
Grace Holmes, Inc.             Delaware          (J. Crew Retail Stores)
H.F.D. No. 55, Inc.            Delaware          (J. Crew Factory Outlet Stores)
C & W Outlet, Inc.             New York          C & W Outlet, Inc.
J. Crew International, Inc.    Delaware          J. Crew International, Inc.
J. Crew Services, Inc.         Delaware          J. Crew Services, Inc.